Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of New Century Bancorp, Inc., and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints William L. Hedgepeth II and Lisa F. Campbell, or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below; (a) a Registration Statement on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of common stock of New Century Bancorp, Inc., $1.00 par value per share, to be issued in connection with the New Century Bancorp, Inc. 2010 Omnibus Stock Ownership and Long Term Incentive Plan, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter the “Registration Statement”); and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of New Century Bancorp, Inc. and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as New Century Bancorp, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of New Century Bancorp, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, New Century Bancorp, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

NEW CENTURY BANCORP, INC.
(Registrant)

By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II
President and Chief Executive Officer

Dated: 7-27-2010

SIGNATURE	CAPACITY

/s/ William L. Hedgepeth II William L. Hedgepeth II	President, Chief Executive Officer, and Director

/s/ Lisa F. Campbell Lisa F. Campbell	Executive Vice President, Chief Financial Officer, and Chief Operating Officer (principal financial officer) (principal accounting officer)

/s/ Watson G. Caviness Watson G. Caviness	Director

/s/ J. Gary Ciccone J. Gary Ciccone	Director

/s/ T. Dixon Dickens T. Dixon Dickens	Director

/s/ T. C. Godwin Jr. T. C. Godwin Jr.	Director

/s/ Oscar N. Harris Oscar N. Harris	Director

/s/ Gerald W. Hayes Gerald W. Hayes	Director

/s/ D. Ralph Huff III D. Ralph Huff III	Director

/s/ Tracy L. Johnson Tracy L. Johnson	Director

/s/ John W. McCauley John W. McCauley	Director

/s/ Carlie C. McLamb Jr. Carlie C. McLamb Jr.	Director

/s/ Michael S. McLamb Michael S. McLamb	Director

SIGNATURE	CAPACITY

/s/ Raymond L. Mulkey Jr. Raymond L. Mulkey Jr.	Director

/s/ Anthony E. Rand Anthony E. Rand	Director

/s/ Sharon L. Raynor Sharon L. Raynor	Director

/s/ James H. Smith James H. Smith	Director

/s/ C. L. Tart Jr. C. L. Tart Jr.	Director

/s/ Ann H. Thornton Ann H. Thornton	Director

/s/ W. Lyndo Tippett W. Lyndo Tippett	Director

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